Registration No.


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           CROWN AMERICAN REALTY TRUST
              (Exact name of Registrant as Specified in its Charter)

              Maryland                   25-1713733
  (State or Other Jurisdiction of     (I.R.S. Employer
   Incorporation or Organization)   Identification No.)

                                Pasquerilla Plaza
                         Johnstown, Pennsylvania  15901
   (Address, including zip code, of Registrant's Principal Executive Offices)

                        CROWN AMERICAN ASSOCIATES 401(k)
                           RETIREMENT AND SAVINGS PLAN
                            (Full Title of the Plan)

                           Ronald P. Rusinak, Esquire
                           Crown American Realty Trust
                                Pasquerilla Plaza
                         Johnstown, Pennsylvania  15907
                                  (814) 536-4441
           (Name and address, including zip code and telephone number, including area code, of agent for service)

                                    Copy to:
                            John F. LeBlond, Esquire
                          Reed Smith Shaw & McClay LLP
                                435 Sixth Avenue
                              Pittsburgh, PA  15219
                                 (412) 288-3090

                         CALCULATION OF REGISTRATION FEE


                                Proposed
                                 Maximum   Proposed
      Title Of                  Offering    Maximum
     Securities       Amount      Price    Aggregate     Amount Of
       To Be           To Be       Per      Offering    Registration
    Registered1    Registered2   Share3      Price          Fee

Common Shares of
Beneficial
Interest, par value  200,000
$.01 per share . .   Shares      $6.0315    $1,206,300     $318.46

1 Pursuant to Rule 416(c), this Registration Agreement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plan described herein.
2 Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance under the Crown American Associates 401(k) Retirement and Savings Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.
3   Estimated  pursuant  to  Rules 457(h) and (c), solely  for  the  purpose  of calculating the registration fee. The price per share is estimated to be $6.0315 based on the average of the high and low sales price of the Common Shares as reported on the New York Stock Exchange Composite transactions listing for August 30, 2000 as quoted in the Wall Street Journal.

                                     PART II

                             INFORMATION REQUIRED IN
                             REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

     The following documents filed by Crown American Realty Trust (the "Company") with the Securities and Exchange Commission (File No. 1-12216) are hereby incorporated in this Registration Statement by reference and made a part of this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) All other reports filed by the Company pursuant to Section 13(a) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to above; and

          (c) The description of the Company's Common Shares of Beneficial Interest set forth in the Company's Form 8-A filed July 27, 1993 and any description of the Common Shares of Beneficial Interest which is contained in a later registration statement filed by the Company pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other contemporaneously or subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Trustees and Officers.

     1. Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (the "Maryland REIT Law") permits a Maryland real estate investment trust to include in its Declaration of Trust and Bylaws a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from
(a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Second Amended and Restated Declaration of Trust of the Company (the "Declaration of Trust") contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

        The Declaration of Trust requires the Company, to the maximum extent permitted by Maryland law, to indemnify (a) any trustee, officer or shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of his service in that capacity, against reasonable expenses incurred by him in connection with the proceeding and (b) any present or former trustee or officer against any claim or liability unless it is established that (i) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty; (ii) he actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. The Bylaws also (i) permit the Company to provide indemnification and advance expenses to a present or former trustee or officer who served a predecessor of the Company in such capacity, and to any employee or agent of the Company or a predecessor of the Company, and
(ii) provide that any indemnification or payment or reimbursement of the expenses permitted by the Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the Maryland General Corporation Law, as amended from time to time ("MGCL") for directors of Maryland corporations and permit the Company to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL for directors of Maryland corporations. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to trustees and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

     The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as is permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) the trustee or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

     The Company maintains trustee and officer liability insurance covering its trustees and officers with respect to certain liabilities which they may incur in connection with their serving as such.

     The Company has entered into indemnification agreements with each of its trustees and executive officers. The indemnification agreements require, among other things, that the Company indemnify its trustees and executive officers to the fullest extent permitted by law and advance to the trustees and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     Exhibit
       No.

     4.1 Second Amended and Restated Declaration of Trust of the Company, incorporated herein by reference to the Company's Registration Statement on Form S-11 effective as of August 9, 1993.

     4.2 Bylaws of the Company, incorporated herein by reference to the Company's Registration Statement on Form S-11 effective as of August 9, 1993.

     23.1 Consent of Arthur Andersen LLP, independent public accountants, filed herewith.

     24.1 Power of Attorney, contained on the signature page to this Registration Statement.


Item 9.  Undertakings.


     (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)     To include any prospectus required by
                       section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Johnstown, Commonwealth of Pennsylvania, on the 1st day of September, 2000.

                              CROWN AMERICAN REALTY TRUST

                              By:  /s/ Mark E. Pasquerilla
                                   Mark E. Pasquerilla
                                   Chief Executive Officer & President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark E. Pasquerilla his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 1st day of September, 2000.

         Name                                       Title

/s/ Mark E. Pasquerilla             Trustee, Chairman of the Board, CEO and
Mark E. Pasquerilla                 President

/s/ Terry L. Stevens               Trustee, Executive Vice President and
Terry L. Stevens                   Chief Financial Officer

/s/ Donato B. Zucco                Trustee, Senior Vice President and
Donato B. Zucco                    Chief Administrative Officer

/s/ John A. Washko                  Vice President and Chief Accounting Officer
John A. Washko

/s/ Clifford A. Barton              Trustee
Clifford A. Barton

/s/ Donald F. Mazziotti             Trustee
Donald F. Mazziotti

/s/ Peter J. Siris                  Trustee
Peter J. Siris

/s/ Zachary L. Solomon              Trustee
Zachary L. Solomon


The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Johnstown, Pennsylvania, on the 1st day of September, 2000.

                                        CROWN AMERICAN ASSOCIATES 401(k)
                                        RETIREMENT AND SAVINGS PLAN


                                        By:/s/William D. Brett
                                         William D. Brett,
                                         on behalf of the Plan Administrator


                           CROWN AMERICAN REALTY TRUST

          Crown American Associates 401(k) Retirement and Savings Plan




                           REGISTRATION STATEMENT
                                 ON FORM S-8

                                Exhibit Index

  Exhibit                                                          Sequential
    No.                          Document                             Page

    4.1        Second Amended and Restated Declaration of Trust
               of the Company, incorporated herein by reference
               to the Company's Registration Statement on
               Form S-11 effective as of August 9, 1993.              ---

    4.2        Bylaws of the Company, incorporated herein by
               reference to the Company's Registration Statement
               on Form S-11 effective as of August 9, 1993.           ---

   23.1        Consent of Arthur Andersen LLP, independent
               public accountants, filed herewith.                     9

   24.1        Power of Attorney, contained on the signature
               page to this Registration Statement.                   ---


No legal opinion with respect to the legality of the shares being registered is being filed because no original issuance shares are sold under the Plan. The Internal Revenue Service ("IRS") has previously determined that the Plan, as amended, meets the requirements of Section 401 of the Internal Revenue Code. The Company hereby undertakes that it will submit to the IRS in a timely manner all amendments to the Plan since the most recent IRS favorable determination letter, and that it will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Code.


EXHIBIT 23.1

                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 15, 2000 included in Crown American Realty Trust's Form 10-K for the year ended
December 31, 1999, and to all references to our Firm included in this registration statement.


                                          /s/ Arthur Andersen LLP

                                              ARTHUR ANDERSEN LLP

Pittsburgh, PA
August 31, 2000